                                                            EXHIBIT 99 (k)(8)


                         EXPENSE AND INDEMNITY AGREEMENT


    This EXPENSE AND INDEMNITY AGREEMENT, dated this ____ day of September, 1998, among NAB Exchangeable Preferred Trust, a Delaware business trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), Cuzzano (UK) Company, a special purpose company incorporated with unlimited liability under the laws of England and Wales and domiciled in the United Kingdom (the "U.K. Company"), Cuzzano (Holdings) Limited, a special purpose limited liability company incorporated under the laws of, and domiciled in, Jersey, Channel Islands (the "Jersey Holding Company"), Fidus Trust Company Limited acting in its capacity as sole trustee for the time being of the trust known as the Cuzzano Charitable Trust, a Jersey Channel Islands trust (such trust and the trustee thereof acting in its capacity as such being referred to herein as the "Jersey Charitable Trust"), Cuzzano (Investments) Limited, a special purpose limited liability company incorporated under the laws of, and domiciled in, Jersey, Channel Islands (the "Jersey Subsidiary"), and National Australia Group Europe Limited, a company incorporated under the laws of England and Wales and domiciled in the United Kingdom (the "NAB Affiliate") and an affiliate of National Australia Bank Limited ("NAB").

    WHEREAS, the Trust is a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)) and governed by an Amended and Restated Trust Agreement dated as of September 10, 1998 (the "Trust Agreement");

    WHEREAS, the U.K. Company has entered into an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Expense Agreement"), with the Jersey Subsidiary pursuant to which the U.K. Company has agreed to provide for the payment of certain expenses of the Jersey Subsidiary;

    WHEREAS, the U.K. Company has entered into a security and pledge agreement, dated September __, 1998 (the "Jersey Preference Shares Security and Pledge Agreement"), with the Trust and The Bank of New York, as collateral agent (the "Collateral Agent"), and the Jersey Subsidiary has entered into a security and pledge agreement, dated September ___, 1998 (the "ADRs Security and Pledge Agreement"), with the U.K. Company, the Trust and the Collateral Agent, pursuant to which, among other things, the U.K. Company has agreed to pay certain expenses of the Collateral Agent;

    WHEREAS, the U.K. Company has entered into an agreement, dated as of September __, 1998 (the "Jersey Holding Company Expense Agreement"), with the Jersey Holding Company pursuant to which the U.K. Company has agreed by way of quarterly dividends or otherwise to provide for the payment of certain expenses of the Jersey Holding Company, the Jersey Charitable Trust and (pursuant to the Trust Expense Agreement referred to herein) the Trust;.

    WHEREAS, the Jersey Holding Company has entered into (i) an agreement, dated as of September __, 1998 (the "Jersey Charitable Trust Expense Agreement"), with the Jersey

Charitable Trust pursuant to which the Jersey Holding Company has agreed by way of dividends or otherwise to pay certain expenses of the Jersey Charitable Trust; (ii) an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Ordinary Shares Subscription Agreement") with the Jersey Subsidiary pursuant to which the Jersey Holding Company has agreed to purchase 51% of the ordinary shares of the Jersey Subsidiary, (iii) an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Ordinary Shares Purchase Agreement") with the U.K. Company, pursuant to which the Jersey Holding Company has agreed to purchase the remaining 49% of the ordinary shares of the Jersey Subsidiary then owned by the U.K. Company (all of the ordinary shares of the Jersey Subsidiary are hereinafter referred to as the "Jersey Subsidiary Ordinary Shares") from the U.K. Company on certain Exchange Dates as described therein and (iv) an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Nominal Shares Purchase Agreement") with the Jersey Subsidiary pursuant to which the Jersey Holding Company has agreed to subscribe for the nominal shares of the Jersey Subsidiary to the extent necessary to redeem the Jersey Preference Shares on an Exchange Date;

    WHEREAS, the Jersey Holding Company has entered into an agreement, dated as of September __, 1998 (the "Trust Expense Agreement" and, collectively with the Jersey Preference Shares Security and Pledge Agreement, the ADRs Security and Pledge Agreement, the Jersey Holding Company Expense Agreement, the Jersey Subsidiary Ordinary Shares Purchase Agreement, the Jersey Subsidiary Nominal Shares Purchase Agreement, the Jersey Subsidiary Ordinary Shares Subscription Agreement and the Jersey Charitable Trust Expense Agreement, the "Expense Agreements"), with The Bank of New York, ("BONY"), acting in its capacity as administrator, custodian and paying agent of the Trust, pursuant to which the Jersey Holding Company has agreed to pay certain expenses of the Trust to BONY on a quarterly basis;

    WHEREAS, each of the U.K. Company and the Jersey Holding Company has entered into management agreements with Volaw Trust and Corporate Services Limited ("Volaw Trust Company"), each dated the date hereof (collectively, the "Management Agreements"), that provide, among other things, that each quarter the U.K. Company and the Jersey Holding Company shall make the payments required under the Expense Agreements;

    WHEREAS, the Trust, the U.K. Company, the Jersey Subsidiary, the Jersey Holding Company and the Jersey Charitable Trust (the "Indemnified Parties" and, excluding the Trust, the "Non-U.S. Indemnified Parties") desire to enter into an agreement that will provide them assurance that they will have the ability to make full payment of the fees and expenses and certain indemnification expenses in each case for which they have liability under the Expense Agreements or the Other Agreements (as defined herein) and the NAB Affiliate desires to enter into such an agreement and to provide such assurance in consideration for the payment of the Indemnity Fee (as defined herein) and the Additional Indemnity Fee (as defined herein) provided for herein;

    WHEREAS the directors of the Non-U.S. Indemnified Parties have requested that they be indemnified against all and any claims, demands, costs, expenses, damages and liabilities of every kind (other than such that may arise from willful misfeasance, bad faith, gross negligence or reckless disregard of their duties) and the NAB Affiliate considers it appropriate that such directors of the Non-U.S. Indemnified Parties shall not suffer personal liability as a result of holding the aforesaid offices, save in respect of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

    1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement. For purposes of this Agreement, the term "expenses" shall be deemed to include any amounts payable pursuant to any agreement referred to in Sections 2 and 3 hereof that are permitted by the provisions of the memorandum and articles of association, the trust agreement or other governing instruments, as applicable of such Indemnified Party or required or incurred by applicable law or regulation or executive, judicial or administrative order or decree.

    2. AGREEMENT TO PAY EXPENSES UNDER THE EXPENSE AGREEMENTS. If any Indemnified Party does not have sufficient funds (excluding the Trust Estate, the ADSs evidenced by ADRs (including any distributions thereon or proceeds therefrom), the Debt Securities (including any distributions thereon or proceeds therefrom) the Jersey Preference Shares (including any distributions thereon or proceeds therefrom) and any payments pursuant to the Income Entitlements to the extent needed to pay interest on the Debt Securities), to pay any fee or expense payable by such Indemnified Party under this Agreement (other than the Indemnity Fee or any Additional Indemnity Fee) or any of the Expense Agreements to which it is a party, then the NAB Affiliate hereby agrees to pay such fee or expense or to pay sufficient funds to such Indemnified Party to enable it to pay such fee or expense, and shall take any other actions required to hold such Indemnified Party harmless from such fee or expense. The NAB Affiliate's obligations under this Section shall survive the Exchange Date but only with respect to any fees or expenses arising, or relating to periods ending, on or prior to such date.

    3. AGREEMENT TO PAY FEES AND EXPENSES UNDER OTHER AGREEMENTS. If any Indemnified Party does not have sufficient funds (excluding the Trust Estate, the ADSs evidenced by ADRs (including any distributions thereon or proceeds therefrom), the Debt Securities (including any distributions thereon or proceeds therefrom), the Jersey Preference Shares (including any distributions thereon or proceeds therefrom) and any payments pursuant to the Income Entitlements to the extent needed to pay interest on the Debt Securities), to pay any fee or expense, including without limitation any indemnification expense, payable by such Indemnified Party under this Agreement (other than Section 2 hereof) or any of the Other Agreements to which it is a party, then the NAB Affiliate hereby agrees to pay such fee or expense or to pay sufficient funds to such Indemnified Party to enable it to pay such fee or expense, and shall take any other actions required to hold such Indemnified Party harmless from such fee or expense. "Other Agreements" means the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Trust Agreement and the Management Agreements. The NAB Affiliate's obligations under this Section shall survive the Exchange Date but only with respect to any fees or expense arising, or relating to periods ending, on or prior to such date.

    4. MANNER OF PAYMENT. Any payment hereunder by the NAB Affiliate shall be made in New York Clearing House (next-day) funds no later than five Business Days after the receipt by the NAB Affiliate, pursuant to Section 6 hereof, of written notice of any claim for any payment due under Section 2, 3 or 8 hereof.

    5. AGREEMENT TO PAY AN INDEMNITY FEE. No later than 3 Business Days nor more than 10 Business Days prior to a Dividend Payment Date, (a) the Trust and each of the Non-U.S. Indemnified Parties (other than the U.K. Company) shall provide, or direct the Administrator or Volaw Trust Company, respectively, to provide to the U.K. Company and the NAB Affiliate, and (b) the U.K. Company shall provide, or direct Volaw Trust Company to provide, to the NAB Affiliate: (i) an estimate of its expenses to be paid during the period from such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (the "Estimated Expenses") and its expected cash balance as of such Dividend Payment Date (the "Cash Balance") (excluding, for purposes of both Estimated Expenses and Cash Balance, any cash received pursuant to Section 2 or 3 hereof and the expenses to be paid therewith and, in the case of the Trust and the U.K. Company, the Trust Estate and any interest payments on the Debt Securities, respectively) and (ii) an accounting of its expenditures during the three-month period ending on such Dividend Payment Date, including estimated expenditures for the remainder of such period which shall, for purposes of determining the Cash Balance, be reflected as having been paid. Notwithstanding the foregoing, any Distributable Profits Amount (as defined below) shall not be taken into account in the calculation of the Estimated Expenses and Cash Balance of the U.K. Company.

    The U.K. Company shall determine, or direct Volaw Trust Company to determine, an amount of payment to each Indemnified Party equal to the product of the Estimated Expenses of such Indemnified Party and a number established by the NAB Affiliate from time to time in its absolute discretion (which may not be less than 1) minus the Cash Balance of such Indemnified Party (each, a "Quarterly Amount"). Upon receipt in full of each Income Entitlement from the Distribution Trust and the payment in full of the interest due on the Debt Securities, the U.K. Company shall (i) keep the Quarterly Amount of Jersey Subsidiary to pay the expenses of the Jersey Subsidiary pursuant to the Jersey Subsidiary Expense Agreement, (ii) pay to the Jersey Holding Company a dividend on the ordinary shares of the U.K. Company owned by the Jersey Holding Company in an amount equal to the Quarterly Amount for each of the Trust, the Jersey Holding Company and the Jersey Charitable Trust pursuant to the Jersey Holding Company Expense Agreement, (iii) keep an amount equal to its own Quarterly Amount and any additional amounts, if any, necessary to enable the U.K. Company to pay the dividend to the Jersey Holding Company, referred to in clause (ii) above, under applicable law (the "Distributable Profits Amount"), and (iv) pay the remainder, if any, of the Income Entitlement to the NAB Affiliate as an indemnity fee (the "Indemnity Fee") in consideration of the agreements of the NAB Affiliate contained in Sections 2 and 3 hereof. Upon receipt of payment pursuant to clause (ii) above, the Jersey Holding Company shall (A) pay a dividend to the Jersey Charitable Trust in the amount of the Quarterly Amount of the Jersey Charitable Trust pursuant to the Jersey Charitable Trust Expense Agreement and (B) to pay to the Administrator the Quarterly Amount of the Trust pursuant to the Trust Expense Agreement. In the event that the aggregate amount of expenses (other than the Indemnity Fees or any Additional Indemnity Fees) payable by the U.K. Company during any quarterly dividend period exceeds that sum of its Quarterly Amount for such quarterly dividend period and its cash balance at the beginning of such period, the NAB Affiliate shall pay to the U.K. Company the amount of such excess; provided, however, that the foregoing shall only apply to expenses incurred by the U.K. Company in accordance with the provisions of its Memorandum and Articles of Association.

    In addition, as soon as practicable after the occurrence of any Exchange Event and the satisfaction or discharge of all of their other debts and obligations and in any event prior to their dissolution or winding up, each Indemnified Party (other than the Jersey Charitable Trust) shall pay, and the Trust shall cause the Administrator to pay, to the NAB Affiliate a fee (each, an "Additional Indemnity Fee") equal to the full amount of any cash or other property remaining in its possession in consideration of the agreements of the NAB Affiliate contained in Sections 2, 3 and 8 hereof.

    Any Indemnity Fee or Additional Indemnity Fee payable to the NAB Affiliate in cash pursuant to this Section 5 shall be paid in United States dollars in New York Clearing House (next-day) funds to such account in New York as the NAB Affiliate may from time to time specify for this purpose.

    6. NOTICE OF RECEIPT OF CLAIM. Each Indemnified Party and each director indemnified pursuant to Section 8 below shall give notice to, or cause notice to be given to, the NAB Affiliate in writing of any claim for payment under Section 2, 3 and 8 hereof or any threatened claim that may require such payment immediately upon such Indemnified Party or director acquiring knowledge thereof. Such written notice to the NAB Affiliate shall be accompanied by any demand, bill, invoice or other communication received from any third party that gives rise or may give rise to such payments.

    7. STATEMENTS AND REPORTS. Each Indemnified Party and each director indemnified pursuant to Section 8 below shall collect and keep safe all demands, bills, invoices or other written communications received from third parties in connection with any claim by it for payment under Section 2, 3 and 8 hereof and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. The NAB Affiliate shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

    8. INDEMNITY OF DIRECTORS. The NAB Affiliate hereby covenants for the benefit of every director for the time being of each of the Non-U.S. Indemnified Parties that in consideration of their accepting appointment to the aforesaid offices and agreeing to act in those capacities during whatever period that they hold such offices, it will indemnify each and every one of them and hold them harmless from every liability that they shall sustain, suffer or incur by reason of their doing or omitting to do, actually or purportedly in their capacities aforesaid, at any time during the continuance in existence of the applicable Non-U.S. Indemnified Parties, any act or thing in or about the business and affairs of the applicable Non-U.S. Indemnified Parties, not being an act or thing the doing or omission of which entails a breach of the Non-U.S. indemnified parties' contractual obligations or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of the directors. The foregoing covenant shall have effect to the maximum extent that is consistent with any relevant laws and with public policy and, to the extent that it is capable of having partial effect only it shall be read down so far as is necessary to allow it to have that partial effect. The foregoing covenant shall endure without limitation as to time in relation to any act or omission occurring during the period that the said directors shall hold their offices aforesaid including any liability arising during or following the winding-up and dissolution of the Non-U.S. Indemnified Parties. Nothing in this section shall have the effect or shall be construed as having the effect
(i) of permitting the NAB Affiliate to impose upon any director indemnified under this section any direction or instruction with respect to the discharge of that person's duties as a director, or (ii) requiring any director indemnified under this section to observe any direction or instruction that the NAB Affiliate may purport to impose upon such person.

    9. SUBROGATION. The NAB Affiliate shall be subrogated to all rights, if any, of the Indemnified Parties against the applicable other parties to the agreements referred to in Sections 2 and 3 or the directors of the Non-U.S. Indemnified Parties in respect of any amounts paid to the Trust, any of the Non-U.S. Indemnified Parties or any of their directors by the NAB Affiliate under this Agreement; provided, however, that the NAB Affiliate shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, unless and until all amounts due and payable under this Agreement have been paid and no TrUEPrS are outstanding. If any amount shall be paid to the NAB Affiliate in violation of the preceding sentence, the NAB Affiliate agrees to hold such amount in trust for the Trust or the applicable Non-U.S. Indemnified Party, as the case may be, and to pay over such amount to the Trust or the applicable Non-U.S. Indemnified Party, as the case may be.

    10. TERMINATION. This Agreement shall continue in effect until the dissolution of the Trust in accordance with Section 7.03 of the Trust Agreement and the dissolution of the other Indemnified Parties. Each of the Indemnified Parties shall obtain the prior written consent of the NAB Affiliate in the event
(i) the governing documents of such Indemnified Party or any agreements or instruments to which such Indemnified Party is a party are amended, supplemented or replaced, and such amendment, supplement or replacement (A) materially or adversely affects the payment obligations of the NAB Affiliate hereunder or causes an Exchange Event and (B) is not required or cause by operation of applicable law or regulation or executive, judicial or administrative order or decree or (ii) such Indemnified Party settles, or consents to the settlement of, any litigation or other proceeding. If any Indemnified Party takes any action for which the prior consent of the NAB Affiliate is required as set forth in this Section 10 without such prior written consent, then from and after the date of any such action, the NAB Affiliate shall have no obligation to make any payments under Section 2 or 3 hereof to such Indemnified Party or indemnify the directors thereof pursuant to Section 8, no Quarterly Amounts shall thereafter be payable (other than, in the case of the U.K. Company and the Jersey Holding Company, such of its Quarterly Amount as is attributable to Quarterly Amounts payable hereunder to other parties hereto to which the NAB Affiliate is still required to make payments under Section 2 or 3) to or retained by (other than to pay Quarterly Amounts to other parties hereto to which the NAB Affiliate is still required to make payments under the Section 2 or 3 hereof) such Indemnified Party and the Indemnity Fee shall thereafter be calculated without regard to the Quarterly Amounts or portions thereof that would have otherwise been payable to such Indemnified Party.

    11. NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent

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of the other parties, except that (i) the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law and (ii) the trustee of the Jersey Charitable Trust may assign its rights and duties to any continuing or successor trustee in accordance with its Declaration of Trust and to the extent permitted by law. Except (i) in respect of the indemnity given in
Section 8 above in favor of the directors of the Non-U.S. Indemnified Parties and (ii) as provided in the last sentence of Section 12, nothing herein, expressed or implied, shall give to any person, other than the parties hereto and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

    12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No modification, alteration, amendment or supplement of this Agreement shall be valid unless the modification, alteration, amendment or supplement is in writing and is signed by all parties to this Agreement. In addition, except in the case of modifications, alterations, amendments or supplements for the purpose of curing any formal defect, omission, inconsistency or ambiguity herein or which would not adversely affect the Administrator, Custodian, Paying Agent and Collateral Agent, the parties hereto shall not enter into any modifications, alterations, amendments or supplements without the prior written approval or consent of any of such entities that would be adversely affected.

    13. NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 13):

    The Trust:                    NAB Exchangeable Preferred Trust
                                  c/o Puglisi & Associates
                                  850 Library Avenue, Suite 204
                                  Newark, Delaware 19715
                                  Telecopier:  302-738-7210
                                  Attention: Donald J. Puglisi

    The NAB Affiliate:            National Australia Group Europe Limited
                                  6 Nelson Mandela Place
                                  Glasgow
                                  Scotland
                                  Telecopier:
                                             -------------------
                                  Attention:  Company Secretary

    The U.K. Company:             Cuzzano (UK) Company
                                  One Silk Street
                                  London EC2Y 8HQ
                                  Telecopier:  44-171-456-2222
                                  Attention:  Company Secretary


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


    The Jersey Charitable Trust:  Fidus Trust Company Limited
                                  as sole trustee of Cuzzano Charitable Trust
                                  Templar House, Don Road
                                  St. Helier, Jersey JE4 8WH
                                  British Channel Islands
                                  Telecopier:  44-1534-500-450
                                  Attention:  Company Secretary

    The Jersey Holding Company:   Cuzzano (Holdings) Limited
                                  Templar House, Don Road
                                  St. Helier, Jersey JE4 8WH
                                  British Channel Islands
                                  Telecopier:  44 1534 500 450
                                  Attention:  Company Secretary

    The Jersey Subsidiary:        Cuzzano (Investments) Limited
                                  Templar House, Don Road
                                  St. Helier, Jersey JE4 8WH
                                  British Channel Islands
                                  Telecopier:  44 1534 500 450
                                  Attention:  Company Secretary

Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

    In addition, each party hereto agrees to provide notice to each of the other parties hereto at the addresses and in the manner set forth above to the extent such party has knowledge of the occurrence of an Exchange Event or an event which with the passage of time would constitute an Exchange Event.

    14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and the parties referred to in Section 8 hereof.

    15. CONSENT TO JURISDICTION. Each party agrees that any legal suit, action or proceeding brought by any party or by any person controlling a party, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The NAB Affiliate has appointed NAB's Executive Vice President and General Manager-Wholesale Financial Services Americas, acting through its office at 200 Park Avenue, New York, New York 10022 as its authorized agent and each Non-U.S. Indemnified Party has appointed CT Corporation System as its authorized agent, in each case upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by a party and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the relevant party and such appointment shall have been accepted by such successor authorized agent. Each party represents and warrants that its authorized agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an authorized agent and written notice of such service to the relevant party shall be deemed, in every respect, effective service of process upon such party.

    16. JUDGMENT CURRENCY. The NAB Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary hereby agree to indemnify any of the parties hereto against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such party would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party had the party utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon the receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of each of the NAB Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premium and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

    17. WAIVER OF IMMUNITIES. To the extent that any of the NAB Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, such party hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

    18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

    19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.



                           NAB EXCHANGEABLE PREFERRED
                           TRUST




                           By:
                              ---------------------------------------
                              Donald J. Puglisi, as Managing Trustee


                           NATIONAL AUSTRALIA GROUP EUROPE
                           LIMITED



                           By:
                              ---------------------------------------
                              Name:
                              Title:


                           CUZZANO (UK) COMPANY



                           By:
                              ---------------------------------------
                              Name:
                              Title:


                           CUZZANO (HOLDINGS) LIMITED


                           By:
                              ---------------------------------------
                              Name:
                              Title:

                           CUZZANO (INVESTMENTS) LIMITED


                           By:
                              ---------------------------------------
                              Name:
                              Title:


                           FIDUS TRUST COMPANY LIMITED,
                           as sole trustee of the CUZZANO
                           CHARITABLE TRUST


                           By:
                              ---------------------------------------
                              Name:
                              Title: